UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 20, 2012 (the “Closing Date”), American Bio Medica Corporation (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Medallion Financial Corp (“Medallion”), a new Senior Lender, to refinance the Company’s Line of Credit with Rosenthal and Rosenthal, Inc. (“Rosenthal”) (see Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “Commission”) on July 6, 2009 and other subsequent periodic reports filed with the Commission for details on the Rosenthal Line of Credit).

Under the Loan Agreement, Medallion has agreed to provide the Company with up to $1,000,000 under a revolving secured line of credit (the “Medallion Line of Credit”), which is secured by a first security interest in all of the Company’s receivables, inventory, and intellectual property rights along with a second security interest in the Company’s machinery and equipment. The maximum amount available under the Medallion Line of Credit is subject to an Advance Rate that consists of: 85% of eligible accounts receivable and up to 30% of eligible inventory (not to exceed $150,000). “Eligible Receivables” are defined as those receivables that are paid within ninety (90) days of the invoice date. Eligible Receivables consists of both domestic sales and those international sales made in North America. An Eligible Receivable becomes ineligible if more than 25% of the aggregate receivables due from a customer are more than ninety (90) days past due or the aggregate receivables from a customer exceed 25% of the then total outstanding Eligible Receivables. “Eligible Inventory” is defined as raw materials and finished goods that are not obsolete or unmerchantable and are acceptable to Medallion. From the loan availability, the Company has drawn approximately $566,000 to pay off the Rosenthal Line of Credit. As of the date of the closing, the Company’s loan availability under the Medallion Line of Credit was $49,000 and the Company’s balance due under the Medallion Line of Credit was $566,000.

The Company was charged a facility fee of 1% of the balance of the Medallion Line of Credit on the Closing Date and will be charged the same facility fee of 1% on each anniversary of the Closing Date thereafter. Under the Loan Agreement, interest on outstanding borrowings is payable monthly and is charged at an annual rate equal to 4% above a base rate (which is the Wall Street Journal Prime as published from time to time. As of the date of this report, the Wall Street Journal Prime is 3.25%). If the Company were to default under the Loan Agreement, interest on outstanding borrowings under the Medallion Line of Credit would be charged at an annual rate of 2% above the interest rate in effect at the time of such default. The Company is subject to two audits per year by Medallion (provided the Company is not in default); at a rate of $950.00 per person per day. Prior to closing, the Company also paid a non-refundable fee in the amount of $10,000 to Medallion for field exam and due diligence costs.

So long as any obligations are due to Medallion under the Medallion Line of Credit, the Company must maintain stockholders’ equity of at least $1,750,000.

As a condition to the financing, the Company’s Chief Executive Officer, Stan Cipkowski (“Cipkowski”) and its controller J. Duncan Urquhart (“Urquhart”) were required to execute Validity Guarantees (the “Validity Guarantee”). Under the Validity Guarantee, Cipkowski and Urquhart provide representations and warranties with respect to the validity of the Company’s receivables as well as guaranteeing the accuracy of the Company’s reporting to Medallion related to the Company’s receivables. (See Item 5.02 below for information related to compensatory arrangements related to the execution of the Validity Guarantee).

As another condition to the financing, the Company’s President and Chairman of the Board, Edmund Jaskiewicz (“Jaskiewicz”) was required to execute Subordination Agreement (“Subordination Agreement”) related to $124,000 currently owed to Jaskiewicz by the Company (the “Jaskiewicz Debt”). Under the Subordination Agreement, the Jaskiewicz Debt shall not be payable, shall be junior in right to the Medallion Line of Credit and no payment may be accepted or retained by Jaskiewicz for the Jaskiewicz Debt unless and until the Company has paid and satisfied in full any obligations to Medallion. (See Item 5.02 below for information related to compensatory arrangements related to Jaskiewicz’s execution of the Subordination Agreement).

Item 1.02	Termination of a Material Definitive Agreement

February 28, 2012, the Company gave Rosenthal written notice of non-renewal as provided under the Financing Agreement, and as a result, the Financing Agreement would have terminated on May 31, 2012; however on April 20, 2012, all indebtedness due to Rosenthal was paid in full and Rosenthal’s security interest in the Company’s assets were terminated.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

A)          As compensation for his execution of the Validity Guarantee, on April 20, 2012, Cipkowski was awarded an option grant representing 250,000 common shares of the Company under the Company’s Fiscal 2001 stock option plan, at an exercise price of $0.18, the closing price of the Company’s common shares on the date of the grant. The option grant vests over three (3) years in equal installments. (Although not an officer of the Company, Urquhart was awarded a similar grant on April 20, 2012).

B)          As compensation for his execution of the Subordination Agreement, on April 20, 2012 Jaskiewicz was awarded an option grant representing 150,000 common shares of the Company under the Company’s Fiscal 2001 stock option plan, at an exercise price of $0.18, the closing price of the Company’s common shares on the date of the grant. The option grant vests over three (3) years in equal installments.

C)          The Company ‘s Board of Directors has appointed Melissa A. Waterhouse as Executive Vice President and Chief Compliance Officer effective April 23, 2012. Ms. Waterhouse joined the Company in 1997 and previously served as the Company’s Vice President & Chief Compliance Officer. She has also served as the Company’s Corporate Secretary since 2003. On April 23, 2012, the Company entered into an Employment Contract with Melissa A. Waterhouse and a copy of this contract is attached as an exhibit to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

10.36         Employment Contract between the Company and Melissa A. Waterhouse

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: April 25, 2012	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Executive Vice President
Chief Compliance Officer
Corporate Secretary